UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

Kashin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161240	26-4711535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, NV	89703-4934
(Address of Principal Executive Offices)	(Zip Code)

626.429.2780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2025 Kashin, Inc. (the “Corporation”) entered into a share exchange agreement with McConnell Technology LLP., an Alberta limited liability partnership (the "MT LLP"). Subject to the terms and conditions of the agreement, the Corporation agreed to transfer to the the members of the MT LLP, Eighty Five Million (85,000,000) common shares of Corporation, in exchange for one hundred percent (100%) of the outstanding membership interests of the MT LLP such that the Corporation will become the 100% shareholder of MMTC and MMTC shall become a wholly owned subsidiary of Corporation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2025, Yvonne Stearns was appointed as Chief Financial Officer, Secretary and Treasurer of the Corporation. Yvonne has over 15 years of extensive financial experience. Yvonne worked in a large bank in commercial finance and has a great understanding of bank protocols. Yvonne also has over two decades of experience successfully owning and operating a business alongside her husband, and she has a wealth of business and finance knowledge and expertise. Yvonne is skilled at record keeping, banking and meetings and has a strong understanding of the critical importance of proper documentation in all aspects of company operations.

On January 13, 2025, David McConnell acting as an interested party has consented to act as Chairman of the Board of Directors of the Corporation. Mr. McConnell is not a director of the Corporation. Mr. McConnell extensive Oil & Gas Career spans four (4) decades and four (4) continents. Dave held several positions such as Rig Manager and Field Superintendent for some of the largest offshore rigs on the planet. These experiences have provided Dave with unique business connections, and also insight into new technologies for the future of energy.

Dave began his research projects into alternative methods for generating green electricity over 20 years ago, with the acquisition of a Wind Turbine. A total of ten (10) research projects were initiated by Dave and his team supported by investors, into various sources of energy that did not utilize fossil fuels or uranium as an energy source. In 2020, Dave and his investors formed MMTC to develop thermo-fusion energy to create pressurized steam to drive a steam turbine and electricity generator, to create their first MEGS Unit.

On January 13, 2025, Jason Meetsma was appointed as Vice President of the Corporation. Mr. Meetsma is currently the CEO of McConnell Moran Technology Corporation, which is now a subsidiary of MMT, which gives Jason the necessary insight and qualification for the role of Vice President of MMT. Jason brings extensive management, sales, and marketing experience to the company. He has worked for large tobacco, media sales and insurance companies. He also has experience launching new products into new territory and marketed pipe fabrication capabilities to large Oil Sands companies on behalf of a fabrication company based in Acheson. Jason’s responsibilities include managing daily operations, decision making and maintaining client and investor relations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kashin, Inc.

Dated: February 5, 2025	By:	/s Daniel Lapointe
Daniel Lapointe President, Director